CONSOLIDATED MORTGAGE EXTENSION AND SECURITY AGREEMENT

DATED: September 5, 2007

231 NORMAN AVENUE PROPERTY DEVELOPMENT, LLC
a New York Limited Liability Company ("Mortgagor")

ADDRESS: 231 Norman Avenue
Brooklyn, New York 11222

-to -

NORTH FORK BANK, a Division of Capital One, N.A.
a New York banking corporation ("Mortgagee")

ADDRESS: 275 Broadhollow Road
Melville, New York 11747

MORTGAGE AMOUNT: $ 13,837,500.00

TAX MAP DESIGNATION:

Block: 2629; Lots: 39

This instrument prepared by, and after recording please return to:

CERTILMAN BALIN ADLER & HYMAN, LLP
90 Merrick Avenue
East Meadow, New York 11554

Attention: Jothy Narendran, Esq.

1923460-1

RECITAL

This Consolidated Mortgage Extension and Security Agreement is made this 5th day of September 2007, between 231 NORMAN AVENUE PROPERTY DEVELOPMENT, LLC, a New York Limited Liability Company, having an office at 231 Norman Avenue, Brooklyn, New York 11222 ("Mortgagor"), and NORTH FORK BANK, a Division of Capital One, N.A., a New York banking corporation, having an address at 275 Broadhollow Road, Melville, New York 11747, ("Mortgagee").

WITNESSETH:

WHEREAS, Mortgagor is the fee simple owner of the parcel of real property located at and know as 231 Norman Avenue, Greenpoint, New York (the "Land") and more particularly described by metes and bounds in Schedule A attached hereto; and

WHEREAS, Mortgagor is indebted to Mortgagee in the principal sum of Thirteen Million Eight Hundred Thirty Seven Thousand Five Hundred and NO/100 **($13,837,500.00) DOLLARS** (as such sum may reduced from time to time, together with the interest due thereon, hereinafter collectively referred to as the "Debt"), lawful money of the United States of America, with interest thereon; and

WHEREAS, Mortgagor has executed and delivered to Mortgagee its note of even date herewith in the amount of the Debt (hereinafter, the "Note") to evidence and obligate the Mortgagor to repay the Debt; and

WHEREAS, to further secure repayment of the Note, Mortgagee requires that it receive from Mortgagor, *inter alia*, certain collateral, including but not limited to, a first mortgage encumbering the Mortgaged Property (as hereinafter defined).

WHEREAS, Mortgagee is the holder of the mortgage set forth on Mortgage Schedule annexed hereto and made a part hereof (the "Existing Mortgage") and the note secured thereby (the "Existing Note"), which Existing Mortgage encumbers the Premises; and

WHEREAS, as of the date hereof the unpaid principal balance now due and owing on the Existing Note is Eleven Million Four Hundred Eleven Thousand Two and 71/100 ($11,411,002.71) Dollars; and

WHEREAS, Mortgagor has this date borrowed the additional sum of Two Million Four Hundred Twenty Six Thousand Four Hundred Ninety Seven and 29/100 ($2,426,497.29) Dollars from Mortgagee, which sum is evidenced by a note to Mortgagee in said sum of Two Million Four Hundred Twenty Six Thousand Four Hundred Ninety Seven and 29/100 ($2,426,497.29) Dollars (the "New Note") and secured by a lien on the Premises created by this document in the amount of Two Million Four Hundred Twenty Six Thousand Four Hundred Ninety Seven and 29/100 ($2,426,497.29) Dollars (the "New Mortgage");

WHEREAS, Mortgagor and Mortgagee have mutually agreed to consolidate, and coordinate the liens of the Existing Mortgages and the New Mortgage and to modify the terms thereof, all such indebtedness as so combined, consolidated amended and restated shall constitute a single indebtedness in the amount of the Debt, in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and other mutual covenants herein contained and in order (a) to confirm the modification of the Existing Note, and the terms, conditions and other provisions set forth therein (including without limitation the time and manner of payment of all sums due and the interest rate thereunder), as set forth in then Note; (b) to confirm and otherwise modify the terms, conditions and other provisions of the Existing Mortgage; and (c) to effect and further confirm the mortgaging to Mortgagee and its successors and assigns of the Mortgaged Property:

1) The Mortgagor and Mortgagee hereby acknowledge that the Existing Note has been modified to contain solely the terms, conditions and other provisions set forth in the Note;

2) The Mortgagor and Mortgagee hereby agree that the Existing Mortgage is hereby modified in its entirety so that hereafter it shall constitute in law one mortgage and shall contain solely the terms, conditions and other provisions set forth herein, as follows.

NOW, THEREFORE, in consideration of the premises and other covenants herein contained Mortgagor hereby gives, grants, bargains, sells, warrants, alienates, demises, releases, conveys, assigns, transfers, mortgages, hypothecates, deposits, pledges, sets over and confirms unto Mortgagee, all of its estate, right, title and interest in, to and under any and all of the following property described in paragraphs (i) thorough (xi) below (collectively, the "Mortgaged Property") whether now owned or held or hereafter acquired:

(i) the Land plus any air rights, easements, privileges, royalties, rights and appurtenances hereunto belonging or in anyway appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired and including the land surface and the entire subsurface of soil, sand, gravel, stone and rock, all surface water and subsurface water, whether flowing or stagnant, and the ambient air (the "Premises"); and

(ii) all structures or buildings and replacements thereof now or hereafter erected on the Premises including equipment and fixtures attached thereto and owned by Mortgagor (the "Improvements"); and

(iii) all chattels at the Premises including all fixtures, fittings, appliances, apparatus, equipment, computers, machinery and articles of personal property and replacements thereof, other than those owned or leased by Lessees (as hereinafter defined), now or at any time

hereafter affixed to, attached to, placed upon, or used in any way in connection with the complete and use, enjoyment, occupancy or operation of the Improvements (the "Chattels"); and

(iv) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards and any unearned premiums accrued, accruing or to accrue under any and all insurance policies now or hereafter obtained by Mortgagor, and all rights of Mortgagor to refunds of real estate taxes and assessments; and

(v) all leases, subleases, lettings, licenses, occupancy agreements, contracts or agreements of any kind pertaining to the Premises and/or the Improvements or any part thereof now or hereafter entered into (each a "Lease" and collectively, the "Leases") and all right, title and interest of Mortgagor thereunder, including, without limitation: (a) cash, letters of credit or other securities deposited thereunder to secure performance by the lessees, sub-lessees, licensees, occupants, users or contractors (each a "Lessee" and collectively, the "Lessees") thereof of their obligations thereunder, whether such cash, letters of credit or securities are to be held until the expiration of the terms of such Leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms; (b) all guarantees of obligations of any Lessee; and (c) the right to receive and collect the rents, issues letters of credit and profits from the Leases (the "Rents"), all in accordance with the terms hereof and the terms of that certain Assignment of Rents, Leases and Other Contract Rights of even date herewith from Mortgagor to Mortgagee; and

(vi) all awards heretofore made and hereafter to be made by any municipal, state or federal authorities to Mortgagor, including any awards for any changes of grade of streets affecting the Premises as the result of the exercise of the power of eminent domain (the "Awards"); and

(vii) all the other estate, right, title, interest, use, possession, property, claim and demand whatsoever, accounts receivable, contract rights, general intangibles, trade names, books, records and computer software related to operation of the Mortgaged Property, actions and rights in action, relating to the Mortgaged Property and proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing; and

(viii) all plans, drawings, specifications, site plans, subdivision maps, sketches, contracts and agreements, however characterized from time to time prepared for use in connection with the development, redevelopment or renovation of the Premises and Improvements; and

(ix) all contracts, agreements and understandings now or hereafter entered into, relating to or involving the performance of any work, rendering of any services, and supply of any materials or the conduct of operations in and the management of the Mortgaged Property including, without limitation, construction contracts, brokerage agreements, architect agreements, management agreements, options and other agreements, however characterized, affecting the Premises and/or the Improvements or the public improvements required to be installed under the terms of governmental approvals relating to the Premises; and

(iii) Mortgagor shall provide Mortgagee with copies of any communications with or notices from any governmental or quasi-governmental authority alleging or responding to an allegation that the Mortgaged Property are not in compliance with any Environmental Law, within (5) days of Mortgagor's receipt or sending thereof.

(x) any and all permits, certificates, approvals and authorizations, however characterized, issued or in any way furnished whether necessary or not, for the operation and use of the Premises and/or the Improvements and/or any other portion of the Mortgaged Property including, without limitation, certificates of occupancy, building permits, environmental certificates, certificates of operation, warranties and guarantees; and

(xi) all bank accounts maintained by Mortgagor in connection with the Mortgaged Property (whether maintained with Mortgagee or any other financial or depository institution) and all the monies contained therein, including but not limited to Mortgagor's operating account (the "Operating Account"), all tenant security account(s) for the Mortgaged Property (the "Tenant Security Account"), any interest reserve accounts and the Tax and Insurance Reserve Account (as hereinafter defined).

TO HAVE AND TO HOLD unto Mortgagee, its successors and assigns forever.

ARTICLE I

COVENANTS, WARRANTIES AND REPRESENTATIONS OF MORTGAGOR

SECTION 1.01. Mortgagor represents that:

(a) the information provided in the application for the loan evidenced by the Note and secured by this Mortgage (the "Loan"), including but not limited to Leases, schedule of Rents, credit statements, financial statements and in any other document presented to Mortgagee was true, accurate and complete in all material respects when made and remains true, accurate and complete on the date hereof in all material respects and to the best of Mortgagor's knowledge does not omit any material facts;

(b) there has been no material adverse change in the financial condition of Mortgagor or any guarantor of any or all of the obligations evidenced by the Note (hereinafter collectively referred to as the "Guarantor" even if there are more than one and whether such guaranty was executed and delivered contemporaneously herewith subsequent hereto) or in any other item therein considered by Mortgagee for the purposes of making the Loan;

(c) no insolvency or bankruptcy proceedings are pending against (i) Mortgagor, (ii) any Guarantor, (iii) any shareholders of Mortgagor, if Mortgagor is a corporation, (iv) any of the partners of Mortgagor, if Mortgagor is a general partnership or limited partnership, or (v) any members of Mortgagor, if Mortgagor is a limited liability company;

(d) Mortgagor is the record and beneficial owner and holder of marketable title to an indefeasible fee simple estate in the Premises and Improvements, subject to no lien, charge or encumbrance other than any permitted exceptions appearing in the policy of title insurance insuring the lien of this Mortgage on the date hereof;

(e) Mortgagor is the owner of the Chattels free and clear of all liens;

(f) there has been no material adverse change in the condition of the Mortgaged Property;

(g) Mortgagor is duly organized, validly existing and is in good standing under the laws of the State of New York and has full power and lawful authority to carry on its business as currently conducted and to encumber the Mortgaged Property to the full extent contemplated under this Mortgage;

(h) the execution and delivery of this Mortgage has been duly authorized by all necessary action on the part of Mortgagor and does not require the consent of any other party;

(i) the provisions of this Mortgage will not result in the default by Mortgagor of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction or decree of any court or governmental authority having jurisdiction over the Mortgaged Property or any agreement or instrument to which Mortgagor is a party;

(j) Mortgagor and the Mortgaged Property are in compliance with, all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorization, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers which may, as at the date of this Mortgage or thereafter, affect the Mortgaged Property or any part thereof or its use or condition, or which may affect any adjoining sidewalks, curbs, vaults and vault space if any, or streets or ways in so far as Mortgagor is required to comply therewith;

(k) the Mortgaged Property has all necessary licenses, authorities, permits and approvals, including certificates of occupancy, certificates of compliance or certificates of use to operate the Improvements, including but not limited to electricity, water drainage, and sewer in compliance with all applicable laws and regulations;

(l) there are no actions, suits or proceedings pending or threatened against the Mortgaged Property, the result of which might have a materially adverse effect upon the Mortgaged Property;

(m) there are no actions, suits or proceedings pending or threatened against: (1) Mortgagor, or (2) any shareholders of Mortgagor, if Mortgagor is a corporation, or (3) any of the partners of Mortgagor, if Mortgagor is a general partnership or limited partnership, or (4) any members of Mortgagor, if Mortgagor is a limited liability company, the result of which might have a materially adverse effect upon the Mortgaged Property or Mortgagor's ability to perform under the Note, this Mortgage or any other loan documents;

(n) there are no actions, suits or proceedings pending or threatened against: (1) Guarantor, or (2) any shareholders of Guarantor, if Guarantor is a corporation, or (3) any of the partners of Guarantor, if Guarantor is a general partnership or limited partnership, or (4) any members of Guarantor, if Guarantor is a limited liability company, the result of which might

have a materially adverse effect upon the Mortgaged Property or Guarantor's ability to perform its obligations under any guaranty;

(o) Mortgagor is the holder of the lessor's interest in the Leases and Rents, which Leases and Rents have not been transferred, pledged or encumbered in any manner;

(p) the Leases are subordinate to the lien of this Mortgage;

(q) Mortgagor is not in default of any of its material obligations under the Leases;

(r) Mortgagor has not engaged any brokers in connection with the Loan unless such broker has been paid in full pursuant to the terms of Mortgagor's contract or brokerage agreement with such broker.

SECTION 1.02. Mortgagor will punctually pay the principal and interest and all other sums due in accordance with the Note.

SECTION 1.03. Mortgagor will preserve the state and condition of the title, and will forever warrant and defend the same to Mortgagee, and Mortgagor will forever warrant and defend the validity and priority of the lien of this Mortgage against the claims of all persons and parties whomsoever.

SECTION 1.04. (a) Mortgagor will timely pay and discharge all taxes of every kind and nature (including real estate and personal property taxes and income, franchise, withholding, profits and gross receipts taxes), all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges whether of a like or different nature, imposed upon or assessed against it or the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof (collectively, the "Taxes"). Upon Mortgagee's request, Mortgagor will, within thirty (30) days after the due date of any installment of any imposition, deliver to Mortgagee, receipts evidencing the payment of all Taxes.

(b) Mortgagor shall deposit with Mortgagee, such amounts as Mortgagee shall determine to be necessary to establish a reserve for payment of Taxes and the insurance premiums payable under Section 1.05(a) below (to the extent such insurance is not part of a master policy). The deposits shall collectively be referred to as the "Tax and Insurance Reserve Account." Mortgagee may, at its option, require the deposit by Mortgagor, at the time of each payment of any installment of interest or principal under the Note, of an additional amount sufficient to discharge such obligations thirty (30) days before same become due. The determination of the amounts payable and of the amount to be deposited with Mortgagee, so that the aggregate of such deposits shall be sufficient for this purpose, shall be made by Mortgagee in its sole discretion.

(c) The Tax and Insurance Reserve Account shall be held by Mortgagee in a non-interest bearing account(s) or at Mortgagee's option co-mingled with Mortgagee's general funds

and shall be disbursed by Mortgagee for the payment of the obligations of Mortgagor in subparagraph 1.04(b) above (the "Obligations") on or before their respective due dates. If thirty (30) days prior to the due date of any of the Obligations the amounts then on deposit therefor shall be insufficient for the payment thereof, Mortgagor within ten (10) days after demand shall deposit the amount of any deficiency in the Tax and Insurance Reserve Account. Notwithstanding the provisions of this subparagraph 1.04(c), after an Event of Default (as hereinafter defined) hereunder Mortgagee may elect to apply the Tax and Insurance Reserve Account to any amounts which may be due and owing under the Note or this Mortgage.

SECTION 1.05. (a) Mortgagor will keep or will cause the Mortgaged Property to be insured against loss by fire and casualty and shall maintain rent loss or business interruption coverage and such other hazards as may be reasonably specified by Mortgagee for the benefit of Mortgagee. Such insurance shall be written in forms, amounts, and by companies reasonably satisfactory to Mortgagee, and losses thereunder shall be payable to Mortgagee pursuant to a standard first mortgage endorsement substantially equivalent to the New York standard mortgage endorsement. The policy or policies or certificates of such insurance shall be delivered to Mortgagee. Mortgagor shall give Mortgagee prompt notice of any loss covered by such insurance and Mortgagee shall have the right to join Mortgagor in adjusting any loss. Any moneys received as payment for any loss under any such insurance shall be paid to Mortgagee to be applied, at Mortgagee's option, either to the prepayment of the Note, or to the reimbursement of Mortgagor from time to time for expenses incurred by it in the restoration of the Improvements as determined by Mortgagee. In addition to the foregoing coverage, Mortgagor shall maintain in its name general liability coverage in amounts satisfactory to Mortgagee, naming Mortgagee as an additional insured.

Provided (i) Mortgagor is not in default under this Mortgage or the Note (beyond the expiration of any applicable notice, grace or cure period), and (ii) Mortgagor, promptly after the insurance claims are settled, proceeds with the restoration, replacement, rebuilding or repair (hereinafter collectively referred to as "Restoration") of the Improvements and Chattels as nearly as possible to the condition they were in immediately prior to such fire or other casualty or better, then all insurance proceeds received by Mortgagee, on account of such damage or destruction, less the actual cost, fees and expenses, if any, incurred in connection with the adjustment of the loss, shall be paid by Mortgagee, upon the written request of Mortgagor, as work progresses, each of such advances to be accompanied by a title company or official search, or other evidence reasonably satisfactory to Mortgagee, showing that there have not been filed with respect to the Mortgaged Property any vendor's, contractor's, mechanic's, laborer's or materialman's statutory or similar liens which have not been paid, bonded or otherwise discharged of record, except such as will be discharged upon payment of the sum requested.

If the insurance proceeds less the actual cost, fees and expenses, if any, incurred in connection with the adjustment of the loss, shall be insufficient to pay the entire cost of Restoration, Mortgagor will promptly pay the deficiency to Mortgagee. It is intended that no trust shall be created by the receipt by Mortgagee of any proceeds of insurance, but only a debtor-creditor relationship between Mortgagee and Mortgagor for an amount equal to such proceeds, nor shall there be any obligation on Mortgagee to pay any interest thereon.

(b) Mortgagor shall not take out and/or maintain separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 1.05 unless Mortgagee is included thereon as a named insured with loss payable to Mortgagee under a standard mortgage endorsement of the character above described. Mortgagor shall immediately notify Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to Mortgagee the policy or policies or certificates of such insurance.

(c) If the Mortgaged Property is located in an area which has been identified by the Secretary of the United States Department of Housing and Urban Development as a flood hazard area, Mortgagor will keep the Mortgaged Property insured against loss by floods and mud slides, until all sums secured hereby have been repaid in full, by flood insurance in an amount at least equal to Debt or the maximum limit of coverage available for the Mortgaged Property under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973, whichever is less.

(d) Prior to the expiration date of each policy furnished by Mortgagor pursuant to this Section 1.05, Mortgagor will deliver to Mortgagee, a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment satisfactory to Mortgagee.

SECTION 1.06. (a) Mortgagor will keep adequate records and books of accounts in accordance with generally accepted accounting principles. Mortgagor will permit Mortgagee, by its agents, accountants and/or attorneys, to visit and inspect the Mortgaged Property and examine its records and books of account and to discuss its affairs, finances and accounts with Mortgagor, at such reasonable times as may be requested by Mortgagee.

(b) Mortgagor and Guarantor will deliver to Mortgagee within one hundred twenty (120) days after the close of their respective fiscal years and/or within thirty (30) days of request by Mortgagee, copies of state and federal tax returns, financial statements and statements of profit, loss and cash flow setting forth in each case, in comparative form, figures for the preceding year. Mortgagor and Guarantor will deliver to Mortgagee such other information with respect to Mortgagor and Guarantor as Mortgagee may reasonably request from time to time. All tax returns and financial statements of Mortgagor and Guarantor shall be prepared by a certified public accountant in accordance with generally accepted accounting principles and shall be delivered in duplicate and, in the case of Mortgagor, shall be accompanied by the certificate of a principal financial or accounting officer of Mortgagor, dated within five (5) days of the delivery of such statements to Mortgagee, stating that there is no Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default, which has occurred and is continuing. If any such event or Event of Default has occurred and is continuing, Mortgagor shall specify the nature and period of existence thereof and what action Mortgagor has taken or proposes to take with respect thereto, and, except as otherwise specified, stating that Mortgagor has fulfilled all of its obligations under this Mortgage which are required to be fulfilled on or prior to the date of such certificate.

(c) Mortgagor and Guarantor will do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a business or stock corporation,

limited liability company, partnership, trust or other entity, as the case may be, under the laws of the state of its formation and will comply with all regulations, rules, statutes, orders and decrees of any governmental authority or court applicable to it or to the Mortgaged Property or any part thereof.

(d) Mortgagor will execute and deliver will furnish to Mortgagee within five (5) business days upon request a written statement, duly acknowledged, of the amount due for principal or interest on this Mortgage and whether any offsets, counterclaims or defenses exist against the Debt. The nature of each such offset, defense or counterclaim shall be set forth in full detail.

SECTION 1.07. (a) Mortgagor shall not (a) permit the Mortgaged Property or any part thereof or any interest therein to be sold, transferred, conveyed, pledged, mortgaged, assigned or hypothecated to any other person or entity, or (b) sell, transfer, convey, pledge, mortgage, assign or hypothecate (collectively "Transfer") the Mortgaged Property or any part thereof or any interest therein, which shall include but not be limited to (i) where Mortgagor is a corporation, the Transfer of any of the outstanding shares of the corporation or the dilution of the present stockholding or corporate control by issuance of new or treasury stock or by conversion of any non-voting stock or other securities to voting stock, or (ii) where Mortgagor is a partnership, the Transfer of any of the interests in Mortgagor, or the withdrawal, resignation or retirement of the general partner, or (iii) where Mortgagor is a limited liability company, by a Transfer of any of the membership interests in Mortgagor.

(b) Notwithstanding anything to the contrary contained herein, upon prior written notice to Mortgagee and provided the management of Mortgagor or the Mortgaged Property does not change, Mortgagee will not unreasonably withhold its consent to transfers of interest in and among the existing members/partners/shareholders of Mortgagor and transfers of interest to their immediate family members or to other entities owned by said immediate family members or to trusts for the benefit of same. "Immediate family members" shall be defined as mother, father, son, daughter, brother, sister, grandchildren, son-in-law, daughter-in-law and spouse. In addition, transfers of interest of Mortgagor made by bequest, demise or operation of law shall not be deemed a default hereunder.

SECTION 1.08. (a) Mortgagor will not (i) execute an assignment of the Rents or the Leases or any part thereof, (ii) except as provided in subparagraph (b) below, terminate or consent to the cancellation or surrender of any Lease or of any part thereof, now existing or hereafter to be made provided, however, that any Lease may be cancelled if contemporaneously the cancellation or surrender thereof, a new Lease is entered into with a new Lessee having a credit standing, in the sole judgment of Mortgagee, at least equivalent to that of the Lessee whose Lease was cancelled, on substantially the same terms as the terminated or cancelled Lease, (iii) modify any Lease so as to shorten the unexpired term thereof or so as to decrease the amount of the Rents payable thereunder, (iv) accept prepayments of any installments of Rents to become due under Leases, except prepayments in the nature of security for the performance of the Lessees thereunder (which security shall not exceed two months rental payments under the Lease), (v) enter into any new Leases without the written consent and approval of Mortgagee, except as permitted under subparagraph (b) below, or (vi) in any other manner impair the value

of the Mortgaged Property or the security of this Mortgage.

(b) Upon prior written noticed to Mortgagee, Mortgagor may take the following actions with respect to the Leases: (i) terminate or consent to the cancellation or surrender of any Lease or of any part thereof, now existing or hereafter to be made, where the Lessee is in default thereunder, or (ii) terminate or consent to the cancellation or surrender of any Lease or of any part thereof, now existing or hereafter to be made, if the Lease is a lease for residential space have a term of two (2) years or less.

(c) Mortgagor will at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases on the part of the lessor thereunder to be kept and performed and will at all times do all things necessary subject to the prudent course of business, to compel performance by the Lessee under each Lease of all obligations, covenants and agreements by such Lessee to be performed thereunder. If any Lease provides for the giving by the Lessee of certificates with respect to the status of the Leases, Mortgagor shall exercise its right to request such certificates within five (5) days after any demand therefor by Mortgagee.

(d) From the date hereof, each Lease or Lease renewal shall provide that, in the event of the enforcement by Mortgagee of the remedies provided for by law or by this Mortgage, the Lessee will, upon request of any party succeeding to the interest of Mortgagee, automatically become the Lessee, without change in the terms or other provisions of such Lease, provided, however, that said successor in interest to Mortgagee shall not be bound by (i) any payment of Rent for more than one (1) month in advance, except prepayments in the nature of a security deposit for the performance by Lessee of its obligations under the Lease but only to the extent such security deposit has been actually delivered to Mortgagee, (ii) any amendment or modification of the Lease made without the consent of Mortgagee except as permitted pursuant to the terms of this Mortgage, and (iii) any credits or offsets to which such Lessee shall claim entitlement under the Lease. Each Lease shall also provide that, within ten (10) days after request by said successor in interest, Lessee shall execute and deliver an instrument or instruments confirming such attornment.

(e) Reference is hereby made to Section 291-f of the Real Property Law of the State of New York for the purpose of obtaining for Mortgagee the benefits provided thereunder.

(f) Mortgagor shall furnish to Mortgagee, within fifteen (15) days after a request by Mortgagee, a written statement containing the names of all Lessees, copies of their respective Leases, description of the space occupied and the Rents payable thereunder.

SECTION 1.09. Mortgagor will, in compliance with Section 13 of the New York Lien Law, receive the advances secured hereby and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of the Improvements and will apply the same first to the payment of the cost of the Improvements before using any part of the total of the same for any other purpose.

SECTION 1.10. Mortgagor will not threaten, commit or permit any waste to the

Mortgaged Property or make any change in the use of the Mortgaged Property which will in any way materially increase the risk of ordinary fire or other hazard arising out of construction or operation. Mortgagor will, at all times, maintain the Mortgaged Property in good operating order and safe condition and will promptly make, from time to time, all repairs, renewals, replacements, additions and improvements thereto. The Improvements shall not be demolished, substantially altered or permitted to deteriorate, nor shall any Chattels be removed except where appropriate replacements are promptly made of value at least equal to the value of the removed Chattels. Any replacement Chattels shall be owned by Mortgagor free and clear of any liens.

SECTION 1.11. (a) Mortgagor shall promptly notify Mortgagee of the commencement of any proceedings for the condemnation of the Mortgaged Property (a "Taking") or any portion thereof. Mortgagee may participate in any such proceeding and may be represented therein by counsel of its selection at the expense of Mortgagor. Mortgagor from time to time will deliver to Mortgagee all instruments requested by it to permit or facilitate such participation. In the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to Mortgagee. The proceeds of any award or compensation so received shall, at the option of Mortgagee, either be applied without premium to the prepayment of the Debt, or be paid over to Mortgagor for restoration of the Mortgaged Property.

(b) Provided (i) the Mortgaged Property is capable of restoration, and (ii) Mortgagor is not in default under this Mortgage or the Note (beyond the expiration of any applicable notice, grace or cure period, and (iii) Mortgagor, promptly after the condemnation award is settled and/or awarded, proceeds with the restoration, replacement, rebuilding or repair (hereinafter collectively referred to as "Restoration") of the Mortgaged Property as nearly as possible to the condition they were in immediately prior to such Taking, then all awards received by Mortgagee, on account of such Taking, less the actual cost, fees and expenses, if any, incurred in connection with the adjustment of the loss, shall be paid by Mortgagee, out of such awards as restoration progresses, as the same may be certified by a licensed engineer approved by Mortgagee, upon the written request of Mortgagor, which request shall be accompanied by a title company or official search, or other evidence satisfactory to Mortgagee, showing that there have not been filed with respect to the Mortgaged Property any vendor's, contractor's, mechanic's, laborer's or materialman's statutory or similar liens which have not been bonded or otherwise discharged of record, except such as will be discharged upon payment of the sum requested.

If the award, less the actual cost, fees and expenses, if any, incurred in connection with the Taking, shall be insufficient to pay the entire cost of such Restoration, Mortgagor will promptly pay the deficiency. It is intended that no trust shall be created by the receipt by Mortgagee of any proceeds of insurance, but only a debtor-creditor relationship between Mortgagee and Mortgagor for an amount equal to such proceeds, nor shall there be any obligation on Mortgagee to pay any interest thereon.

SECTION 1.12. Mortgagor will, at its sole cost and expense, and without expense to Mortgagee, do, execute, acknowledge and deliver all additional acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and

confirming unto Mortgagee a security interest in the Mortgaged Property, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage and, within ten (10) days after demand therefor, will execute and deliver, and hereby authorizes Mortgagee to execute and file in Mortgagor's name, to the extent it may lawfully do so, one or more financing statements, chattel mortgages or security instruments, and renewals thereof, to evidence more effectively the lien hereof upon the Chattels.

SECTION 1.13. (a) Mortgagor shall from time to time, cause this Mortgage, and any security instrument creating a lien or evidencing the lien hereof upon the Chattels and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully protect the lien created hereby.

(b) Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the execution, delivery, recording and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Chattels, and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection thereof or any instrument of further assurance.

SECTION 1.14. All sums paid by Mortgagee as protective advances ("Protective Advances") shall be a lien upon the Mortgaged Property and shall be secured hereby. Mortgagor will repay on demand all Protective Advances together with interest thereon at the Involuntary Rate.

SECTION 1.15. Mortgagor will pay, from time to time when the same shall become due, or bond all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, Rents, issues, income and profits arising therefrom.

SECTION 1.16 If any action or proceeding be commenced, excepting an action to foreclose this Mortgage or to collect the indebtedness hereby secured, to which action or proceeding Mortgagee is made a party by reason of the execution of this Mortgage or the Note which it secures, or in which it becomes necessary to defend or uphold the lien of this Mortgage, all sums paid by Mortgagee for the expense of any litigation to prosecute or defend the transactions and the rights and lien created hereby (including reasonable attorneys' fees and disbursements) shall be paid by Mortgagor together with interest thereon from the date of payment by Mortgagee at the Involuntary Rate. All such sums paid and the interest thereon shall be immediately due and payable, shall be a lien upon the Mortgaged Property, and shall be secured hereby.

SECTION 1.17. In the event of the passage after the date of this Mortgage of any law deducting any lien from the value of the Land for the purpose of taxation, or changing in any way the laws now enforced for the taxation of mortgages or debts secured by mortgages, or the manner of the collection of any such taxes, so as to affect and lessen the net income on the indebtedness secured by this Mortgage, the Debt secured by this Mortgage, together with interest

due thereon, shall, at the option of Mortgagee, become immediately due and payable.

SECTION 1.18. Mortgagor shall comply with, or cause to be complied with, all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorization, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers which may, as at the date of this Mortgage or thereafter, affect the Mortgaged Property or any part thereof or its use or condition, or which may affect any adjoining sidewalks, curbs, vaults and vault space if any, or streets or ways in so far as Mortgagor is required to comply therewith.

SECTION 1.19. (a) As used herein, the following terms shall have the following meanings:

"Environment" means any surface or subsurface water, water vapor, surface or subsurface land, air, fish, wildlife, microorganisms and all other natural resources.

"Environmental Law" means any law, ordinance, rule, regulation or requirement, issued by any federal, state or local governmental or quasi-governmental authority whether now existing or hereinafter enacted, and any judicial or administrative interpretations thereof, regulating the disposal, distribution, generation, handling, manufacture, possession, processing, production, sale, storage, transport, treatment or use of Hazardous Substances or relating to the protection of the Environment.

"Environmental Permits" mean all permits, licenses, approvals, authorizations, consents or registrations required by any applicable Environmental Law in connection with the ownership, use and/or operation of the Mortgaged Property, including, without limitation those required for the disposal, distribution, generation, handling, manufacture, possession, processing, production, sale, storage, treatment, transport or use of Hazardous Substances.

"Hazardous Substance" means any material whatsoever, which is or may be regulated by Federal, State or Local authorities as harmful to the health or safety of human or animal life or vegetation, regardless of whether such material be found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside of any structure built or located upon or below the surface of the ground, or in any machinery, equipment or inventory located or used in any such structure, including but not limited to, all hazardous materials, hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental Law regardless of the quantity of any such material.

"Release" means any discharging, disposing, emitting, leaking, pumping, pouring, emptying, injecting, escaping, leaching, dumping or spilling into the Environment (including the abandonment or discarding of barrels, containers and other closed receptacles).

(b) Mortgagor represents and warrants that to the best of its knowledge after due inquiry:

(iii) Mortgagor shall provide Mortgagee with copies of any communications with or notices from any governmental or quasi-governmental authority alleging or responding to an allegation that the Mortgaged Property are not in compliance with any Environmental Law, within (5) days of Mortgagor's receipt or sending thereof.

(i) Neither Mortgagor, any existing or prior tenant of the Mortgaged Property, any prior owner thereof nor any other person is the subject of any civil or criminal investigation or enforcement proceeding, whether administrative or judicial, with respect to: (1) any Hazardous Substance or threat of a Release on or affecting the Mortgaged Property; or (2) any violation of Environmental Law by Mortgagor, any existing or prior tenant of the Mortgaged Property, any prior owner thereof or any other person with respect to or affecting the Mortgaged Property;

(ii) No litigation involving the Mortgaged Property is pending against Mortgagor, any existing or prior tenant of the Mortgaged Property, any prior owner thereof or any other person in any way related to any of the aforementioned persons, or to the best of Mortgagor's knowledge is any such litigation threatened, which seeks to enjoin, remove or remediate a Release or threatened Release, or which seeks any remedy based upon a violation of any Environmental Law or for any injury to any person, property, animal life or vegetation caused by a Hazardous Substance or which seeks to remove or remediate a Hazardous Substance;

(iii) Neither Mortgagor, any existing or prior tenant of the Mortgaged Property, any prior owner thereof, or any other person has received any notice from any governmental or quasi-governmental agency with respect to any Hazardous Substance or any threatened Release on or affecting the Mortgaged Property, or any violation of Environmental Law by any of the aforementioned persons with respect to or affecting the Mortgaged Property;

(iv) The Mortgaged Property are not currently used, nor have they been used in the past, by Mortgagor, prior owners, tenants or any other persons in a manner which violates any Environmental Law or which could give rise to liability for Hazardous Substances, nor do conditions exist on or affect the Mortgaged Property which could violate any such law or give rise to such liability;

(v) There has not been a Release on or affecting the Mortgaged Property nor is there presently the threat of such a Release; and

(vi) Mortgagor and all tenants of the Mortgaged Property are in compliance with all Environmental Laws and Environmental Permits affecting the Mortgaged Property.

(c) Mortgagor covenants that:

(i) Mortgagor shall not use or permit the use of the Mortgaged Property in a manner which would violate any Environmental Law or give rise to liability for Hazardous Substances, nor shall Mortgagor cause or permit conditions to exist on or affect the Mortgaged Property which would violate any such law or give rise to such liability.

(ii) Mortgagor shall not permit any federal, state or local environmental lien to be levied against the Mortgaged Property, even if such lien is subordinate to the lien of this Mortgage.

(iii) Mortgagor shall provide Mortgagee with copies of any communications with or notices from any governmental or quasi-governmental authority alleging or responding to an allegation that the Mortgaged Property are not in compliance with any Environmental Law, within (5) days of Mortgagor's receipt or sending thereof.

(iv) Mortgagor and all Lessees of the Mortgaged Property shall possess all required Environmental Permits and shall be in compliance with such permits.

(v) There shall be no Release on or affecting the Mortgaged Property.

(vi) To the best of Mortgagor's knowledge, no asbestos shall exist on the Mortgaged Property in any form, condition or quantity, except as set forth in the assessment(s) prepared by the Consultant (provided that applicable Environmental Laws as may exist from time to time do not prohibit the existence of the asbestos in such form, condition or quantity).

(vii) Mortgagor and all Lessees shall at all times be in compliance with the terms of any asbestos monitoring plan prescribed by the Consultant. Pre-existing non-friable asbestos may not be exposed to conditions under which there is a reasonable likelihood that the asbestos or its covering will become damaged, deteriorated, delaminated or any other conditions under which the asbestos could become friable.

(viii) Mortgagor and all Lessees shall comply with any obligations they may have under any Environmental Law affecting the Mortgaged Property, including but not limited to reporting requirements.

(ix) Mortgagor shall provide Mortgagee with a copy of any environmental assessment of the Mortgaged Property which Mortgagor may obtain, within ten (10) days of the date when Mortgagor receives the assessment.

(d) A breach of any representation, warranty or covenant contained in this Section 1.19 shall be an Event of Default hereunder.

(e) Until the all sums due hereunder shall be repaid in full, Mortgagee may, provided it has reasonable cause to do so, conduct environmental assessments or tests to determine if a hazardous condition exists at the Mortgaged Property. Such audits and tests shall be performed by an environmental consultant chosen by Mortgagee. Mortgagor shall pay to Mortgagee on demand the costs of such audits or tests. Any such environmental assessments shall be considered the property of Mortgagee, and Mortgagee shall owe no duty of confidentiality to Mortgagor with respect to the contents thereof. It is hereby acknowledged by Mortgagor that Mortgagee shall not vouch for or assume any responsibility for the scope of detail, contents or accuracy of any such environmental assessment, and that neither Mortgagor nor any other party shall have any recourse to or claim against Mortgagee for any act of omission or commission of the environmental consultant. Mortgagor shall fully cooperate with the environmental consultant in its preparation of the assessment, including, but not limited to responding to questions of the consultant, providing the consultant with unlimited access at reasonable times to the Mortgaged

Property, the books and records of Mortgagor, and employees of Mortgagor, and Mortgagor shall cause all tenants of the Mortgaged Property to do the same. Mortgagee may also from time to time at the reasonable expense of Mortgagor procure the opinion of an attorney competent in environmental law when it believes such an opinion to be reasonably necessary, respecting the environmental condition of the Mortgaged Property and the terms, conditions, sufficiency of, compliance with the transferability of all existing and/or required Environmental Permits.

In addition, Mortgagee shall have the right to require, from time to time, a certification by Mortgagor and any tenants of the Mortgaged Property that there has been no change in the environmental condition of the Mortgaged Property. If there has been an asbestos monitoring plan prescribed by the Consultant, Mortgagor must also from time to time at the request of Mortgagee show evidence of its compliance therewith.

(f) Mortgagor shall fully indemnify and hold harmless Mortgagee, its successors and assigns against: (i) any third party claims involving Hazardous Substances Releases on or affecting the Mortgaged Property or violation of Environmental Law in any way related to Mortgagor or the Mortgaged Property; and (ii) any fines, penalty payments, reasonable attorney's fees, sums paid in connection with any judicial or administrative investigation or proceedings, costs of cleanup assessed by a governmental or quasi-governmental agency, and similar expenditures, that relate in any way to Mortgagor or the Mortgaged Property, without regard to whether Mortgagor would have ultimately been responsible for such third party claims, fines, payments, fees, sums or costs. The foregoing indemnity shall survive payment of the Note and satisfaction of this Mortgage. Any amounts which Mortgagor must pay to Mortgagee under this paragraph are payable upon demand and, if unpaid, shall bear interest per annum at the default interest rate set forth in the Note and such amounts, with interest, shall be added to the indebtedness secured hereby and shall be secured by this Mortgage.

SECTION 1.20. Mortgagor shall maintain its Operating Account, its Contract Downpayment Accounts and any other "deposit accounts" (as such term is define in the Uniform Commercial Code) maintained in connection with the Mortgaged Property (collectively, the "Accounts") with Mortgagee.

SECTION 1.21. Mortgagor covenants and agrees that no liability shall be asserted or enforced against Mortgagee, its officers, directors, employees or agents in connection with the Loan, the Note or this Mortgage and Mortgagor shall indemnify and save Mortgagee harmless from and against any and all liabilities, obligations, losses, damages (including indirect, special, consequential and punitive damages), claims, costs, lost profits and expenses (including reasonable attorneys' fees and court costs) (collectively, "Claims") of whatever kind or nature which may be imposed on, incurred by or asserted against Mortgagee, its officers, directors, employees or agents at any time by any third party which relate to or arise from, *inter alia*: (a) any suit or proceeding (including probate and bankruptcy proceedings), or the threat thereof, in or to which Mortgagee its officers, directors, employees or agents may or do become a party, either as plaintiff or as a defendant, by reason of the Loan, the Note or this Mortgage or for the purpose of protecting the lien of this Mortgage; (b) the offer for sale or sale of all or any portion of the Mortgaged Property; (c) the ownership, leasing, use, operation or maintenance of the Mortgaged Property, if such Claims relate to or arise from actions taken prior to the surrender of

possession of the Mortgaged Property to Mortgagee in accordance with the terms of this Mortgage; and (d) the claims of any brokers engaged by Mortgagor in connection with the Loan; provided, however, that Mortgagor shall not be obligated to indemnify or hold Mortgagee, its officers, directors, employees or agents harmless from and against any Claims directly arising from the gross negligence or willful misconduct of Mortgagee, its officers, directors, employees or agents. All costs provided for herein and paid for by Mortgagee shall be added to the Debt and shall become immediately due and payable upon demand by Mortgagee and with interest thereon from the date incurred by Mortgagee until paid in full at the Involuntary Rate.

ARTICLE II

EVENTS OF DEFAULT AND REMEDIES

SECTION 2.01. It shall be an Event of Default if any of the following occur:

(a) if (i) default shall be made in the payment of any principal, interest or other sums under the Note or this Mortgage, when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any payment or prepayment or otherwise, in each case, as in the Note and this Mortgage provide, and such default shall have continued for a period of ten (10) days, or (ii) default shall be made in the payment of any Taxes required hereunder, to be paid by Mortgagor and said default shall have continued for a period of twenty (20) days; or

(b) if any warranty, representation or certification made by Mortgagor or Guarantor herein or in connection with the Loan shall be materially false at the time it was made; or

(c) if Mortgagor or any Guarantor shall: (i) call a meeting of or make an assignment for the benefit of creditors; (ii) file a petition in bankruptcy, under Title 11 of the U.S. Code, as amended (the "Bankruptcy Code"), or be adjudicated insolvent or bankrupt, file a petition in bankruptcy, or be adjudicated insolvent or bankrupt; (iii) be the subject of an order for relief under the Bankruptcy Code, or petition or apply to any tribunal for the appointment of a receiver or a trustee for it or a substantial part of its assets; (iv) file any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, whether now or hereafter in effect; (v) have filed against it a petition, application or proceeding described above in subdivision (iv) above or if such a petition, application or proceeding shall have been commenced against it, which remains un-dismissed or un-stayed for a period of sixty (60) days or more; (vi) by any act or omission indicate its consent to, approval of or acquiescence in any petition, application or proceeding described above in subdivision (iv) above or in the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its property; (vii) suffer any such custodianship, receivership or trusteeship to continue un-discharged for a period of sixty (60) days or more; (viii) conceal, remove or permit to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them; (ix) make or suffer a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; (x) make

any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; (xi) shall suffer or permit, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within sixty (60) days from the date thereof, or (xii) generally not pay its debts as such debts become due; or

(d) if Mortgage shall not maintain insurance coverage for the Mortgaged Property as required by Section 1.05 above; or

(e) if default shall be made in the due observance or performance of any covenant or agreement on the part of Mortgagor or Guarantor hereunder or in the Note, or in any other document executed or delivered to Mortgagor in connection with the Debt; or

(f) if, by order of a court of competent jurisdiction, a trustee, receiver or liquidator of the Mortgaged Property or any part thereof, or of Mortgagor shall be appointed and such trustee, receiver or liquidator shall not be discharged or dismissed within thirty (30) days after such appointment; or

(g) in the event of any materially adverse change in the financial conditions of Mortgagor or any Guarantor; or

(h) in the event of the death of any Guarantor; or

(i) if the payment by Mortgagor of any tax or other amount required hereunder would result in the violation of applicable usury laws; or

(j) if there should occur a default which is not cured within the applicable grace period, if any, under any other mortgage or deed of trust of all or part of the Mortgaged Property, regardless of whether any such other mortgage or deed of trust is prior or subordinate to this Mortgage; it being further agreed by Mortgagor that an Event of Default hereunder shall constitute an Event of Default under any such other mortgage or deed of trust held by Mortgagee. (This subsection (j) shall not be construed to imply that Mortgagee consents to any junior or senior lien or encumbrance); or

(k) except as permitted pursuant to Section 1.07, if Mortgagor shall Transfer or agree to Transfer, in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Mortgaged Property, or any interest therein (including any air or development rights), or any Transfer of an interest in Mortgagor; or

(l) if Mortgagor shall encumber, or agree to encumber, all or any portion of the Mortgaged Property, or any interest therein (including any air or development rights) without, in any such case, the prior written consent of Mortgagee. Consent to one such encumbrance shall not be deemed to be a waiver of the right to require consent to future or successive encumbrances; or

(m) Mortgagor (or any other party) occupies or uses the Mortgaged Property (1)

without first obtaining at least a temporary certificate of occupancy therefor or its equivalent and delivering a copy thereof to Mortgagee and/or (2) Mortgagor (or any other party) thereafter occupies in violation of such certificate of occupancy; or

(n) in the event Mortgagor shall become in default, beyond any applicable grace periods, under the terms of any other loan or agreement with Mortgagee; or

(o) if any judgment for $50,000 or more shall be rendered against Mortgagor or any Guarantor which shall not be discharged or bonded pending appeal within thirty (30) days from and after the date of entry thereof; or

(p) if Mortgagor or any Guarantor fails to furnish to Mortgagee within the time periods set forth herein and after notice, financial statements and other financial information regarding Mortgagor or Guarantor required hereunder and/or any other documents executed in connection herewith; or

(q) if the Accounts are not maintained with Mortgagee pursuant to Section 1.20 above.

Then and in every such case:

I. After any applicable notice periods, interest shall accrue at the rate of twenty-four (24%) percent per annum (the "Involuntary Rate"). Notwithstanding the foregoing, except for an Event of Default under Section 2.01(a), (b), (c), (d) or (k) above: (i) Mortgagee will provide Mortgagor with notice of an Event of Default hereunder and provide thirty (30) days to cure same before charging interest at the Involuntary Rate; and (ii) Mortgagee may provide reasonable extensions to the period of time to cure the Event of Default before charging interest at the Involuntary Rate provided that Mortgagor is diligently pursuing said cure to the satisfaction of Mortgagee. The Involuntary Rate provided for herein shall continue to accrue and be shall paid on any amounts to which the Involuntary Rate is applied until said amounts are paid in full.

II. During the continuance of any such Event of Default, Mortgagee, by notice given to Mortgagor, may declare the entire Debt then outstanding (if not then due and payable), and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the Debt outstanding and any accrued and unpaid interest shall become and be immediately due and payable, anything in the Note or in this Mortgage to the contrary notwithstanding.

III. During the continuance of any such Event of Default, Mortgagee, or by its agents or attorneys, may enter into and upon all or any part of the Mortgaged Property, and each and every part thereof, and is hereby given a right and license and appointed Mortgagor's attorney in fact to do so, and may exclude Mortgagor, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Mortgaged Property and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys, or receivers; and upon every such entry, Mortgagee, at the expense of

possession of the Mortgaged Property to Mortgagee in accordance with the terms of this Mortgage; and (d) the claims of any brokers engaged by Mortgagor in connection with the Loan;

Mortgagor, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid, and may insure the same, and likewise, from time to time, at the expense of Mortgagor, Mortgagee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may seem advisable; and in every such case Mortgagee shall have the right to manage and operate the Mortgaged Property and to carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise as it shall deem best; and Mortgagee shall be entitled to collect and receive all earnings, revenues, Rents, issues, profits and income of the Mortgaged Property and every part thereof, all of which shall for all purposes constitute property of Mortgagee, and in furtherance of such right Mortgagee may collect the Rents payable under all Leases of the Mortgaged Property directly from the Lessees thereunder upon notice to each Lessee that an Event of Default exists hereunder accompanied by a demand on each Lessee for the payment to Mortgagee of all Rents due and to become due under its Lease. Mortgagor, for the benefit of Mortgagee and each Lessee hereby covenants and agrees that the Lessee shall be under no duty to question the accuracy of Mortgagee's statement of default and shall unequivocally be authorized to pay said Rents to Mortgagee without regard to the truth of Mortgagee's statement of the existence of an Event of Default such that the payment of Rent by the Lessee to Mortgagee pursuant to such a demand shall constitute performance in full of the Lessee's obligation under the Lease for the payment of Rents by the Lessee to Mortgagor; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and other proper charges upon the Mortgaged Property or any part thereof, as well as just and reasonable compensation for the services of all attorneys, independent contractors and agents, clerks, servants and other employees engaged and employed by Mortgagee, Mortgagee shall apply the moneys arising as aforesaid, first, to the payment of the Debt outstanding and the interest thereon, when and as the same shall become payable and second, to the payment of any other sums required to be paid by Mortgagor under the Note and/or this Mortgage.

Under no circumstances shall Mortgagee have any duty to produce Rents from the Mortgaged Property. Regardless of whether or not Mortgagee, in person or by agent, takes actual possession of the Mortgaged Property, Mortgagee is not and shall not be deemed to be: (a) a "mortgagee in possession" for any purpose; (b) responsible for performing any of the obligations of the lessor under any Lease; (c) responsible for any waste committed by Lessees or any other parties, any dangerous or defective condition of the Mortgaged Property, or any negligence in the management, upkeep, repair or control of the Mortgaged Property; or (d) liable in any manner for the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any part of it, except for such matters as may arise from the gross negligence or willful misconduct of Mortgagee.

IV. Mortgagee, with or without entry, personally or by its agents or attorneys, insofar as applicable, may:

(1) institute proceedings for the complete or partial foreclosure of this Mortgage; or

(2) take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note or in this Mortgage, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

SECTION 2.02. (a) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(b) Upon the completion of any sale or sales made by an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument or instruments conveying, assigning and transferring all estate, right, title and interest in and to the Mortgaged Property and rights sold, Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold, and for that purpose, Mortgagee may execute all necessary instruments of conveyance, assignment and transfer and may substitute one or more persons with like power. Mortgagee hereby ratifies and confirms all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Mortgagor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers, all said instruments as may be advisable in the sole judgment of Mortgagee, for the purpose and as may be designated in such request. Any such sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the Mortgaged Property and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

(c) In the event of any sale or sales made under or by virtue of this Article II (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the entire principal of, and interest on, the Note, if not previously due and payable, and all other sums required to be paid by Mortgagor pursuant to this Mortgage, immediately thereupon shall, anything in the Note or in this Mortgage to the contrary notwithstanding, become due and payable.

(d) The purchase money proceeds or avails of any sale or sales made under or by virtue of this Article II, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Article II or otherwise, shall be applied as follows:

FIRST: To the payment of the costs and expenses of such sale, including

reasonable compensation to Mortgagee, its agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the Involuntary Rate on all advances made by Mortgagee, and of all or other charges, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

SECOND: To the payment of the amount then due, owing or unpaid upon the Note for principal and interest, with interest on the unpaid principal at the Involuntary Rate from and after the happening of any Event of Default described in Section 2.01 hereof from the due date of any such payment until the same is paid.

THIRD: To the payment of any other sums required to be paid by Mortgagor pursuant to any provision of this Mortgage or of the Note (including but not limited to any prepayment charge or premium), all with interest at the Involuntary Rate, from the date such sums were or are required to be paid under this Mortgage or the Note.

FOURTH: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

(e) Upon any sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness secured by this Mortgage the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

SECTION 2.03. (a) In case of an Event of Default described in Section 2.01(a) hereof shall have happened and be continuing, Mortgagor will pay to Mortgagee all amounts which then shall have become due and payable on the Note (including but not limited to principal, all accrued interest and any prepayment charge or premium), and after the happening of said Event of Default will also pay to Mortgagee interest at the Involuntary Rate on the then unpaid principal of the Note, and the sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to Mortgagee, its agents and counsel and any expenses incurred by Mortgagee hereunder. In the event Mortgagor shall fail forthwith to pay such amounts upon such demand, Mortgagee shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Mortgagor and collect, out of the property of Mortgagor wherever situated as well as out of the Mortgaged Property, in any manner provided by law, monies adjudged or decreed to be payable with interest thereon at the Involuntary Rate.

(b) Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions of this Mortgage;

and the right of Mortgagee to recover such judgment shall not be affected by any entry of sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Mortgage, or the foreclosure of the lien hereof, and in the event of a sale of the Mortgaged Property, and of the application of the proceeds of sale, as in this property, and of the application of the proceeds of sale, as in this Mortgage provided, to the payment of the Debt hereby secured, Mortgagee shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon, the Note, and to enforce payment of all other charges, payments and costs due under this Mortgage, and shall be entitled to recover judgment for any portion of the Debt remaining unpaid, with interest at the Involuntary Rate. In case of proceedings against Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, then Mortgagee shall be entitled to prove the whole amount of principal and interest due upon the Note to the full amount thereof, and all other payments, charges and costs due under this Mortgage, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property, provided, however, that in no case shall Mortgagee receive a greater amount than such principal and interest and such other payments, charges and costs due hereunder from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Mortgagor.

(c) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before until the lien is satisfied.

(d) Any monies collected by Mortgagee under this Section 2.03 shall be applied by Mortgagee in accordance with the provisions of clause (d) of Section 2.02 hereof.

SECTION 2.04. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Mortgagee to obtain judgment for the principal of, or interest on, the Note and other sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, or of any other nature in aid of the enforcement of the Note or of this Mortgage, Mortgagor will (a) if required by Mortgagee, consent to the appointment of a receiver or receivers of the Mortgaged Property and of all the earnings, revenues, Rents, issues, profits and income thereof. After the happening of any Event of Default and during its continuance, and upon the commencement of any proceedings to foreclose this Mortgage or to enforce the specific performance hereof, or in aid thereof, or upon the commencement of any other judicial proceeding to enforce any right of Mortgagee, Mortgagee shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the indebtedness secured hereby, forthwith either before or after declaring the unpaid principal of the Note to be due and payable, to the appointment of such a receiver or receivers.

SECTION 2.05. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, or of any of its property, or of the Mortgaged Property or any part thereof,

Mortgagee shall be entitled to retain possession and control of all property now or hereafter held under this Mortgage.

SECTION 2.06. Mortgagee may, either with or without entry or taking possession of the Mortgaged Property as provided in this Mortgage or otherwise, personally or by its agents or attorneys, and without prejudice to the right to bring an action for foreclosure of this Mortgage, sell the Mortgaged Property or any part thereof pursuant to any procedures provided by applicable law, including, without limitation, the procedures set forth in Article 14 of the New York Real Property Actions and Proceedings Law (and any amendments or substitute statutes in regard thereto), and all estate, right, title, interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entity or in parcels, and at such time and place upon such terms and after such notice thereof as may be required or permitted by applicable law.

SECTION 2.07. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, or by statute. No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given by this Mortgage to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee. Nothing in this Mortgage or in the Note shall affect the obligation of Mortgagor to repay the Debt.

SECTION 2.08. Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property, or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force, providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted, or redeem the property so sold or any part thereof, and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshaled upon any foreclosure hereof.

SECTION 2.09. During the continuance of any Event of Default and pending the exercise by Mortgagee of its right to exclude Mortgagor from all or any part of the Mortgaged Property, if Mortgagor is using and occupying the Mortgaged Property, Mortgagor agrees to pay the fair and reasonable rental value for the use and occupancy of the Mortgaged Property, or any portion thereof, which is in its possession for such period and, upon default of any such payment, will vacate and surrender possession of the Mortgaged Property to Mortgagee or to a receiver, if

any, and in default thereof may be evicted by any summary action or proceeding for the recovery of possession of Mortgaged Property for non-payment of rent, however designated.

SECTION 2.10. Mortgagee shall not be directly or indirectly liable to Mortgagor or any other person as a consequence of: (i) Mortgagee's exercise of or failure to exercise any rights, remedies, or powers granted to it in this Mortgage or to perform or discharge any obligation or liability of Mortgagor under any agreement executed in connection with this Mortgage; or (ii) any loss sustained by Mortgagor or any third party resulting from any act or omission of Mortgagee in managing the Mortgaged Property, unless the loss is caused by the gross negligence or willful misconduct of Mortgagee. Mortgagor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Mortgagee.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. In the event any one or more of the provisions contained in this Mortgage or in the Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.02. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally or sent by registered, certified or overnight mail, at each party's address above stated, or at such other address which a party shall have notified the other party in writing. Any written notice sent by registered or certified mail shall be deemed to have been served five (5) days after the date the same is mailed in accordance with the foregoing provisions. Notice sent by overnight carrier and shall be deemed to have been served 24 hours after the date same is mailed. Whenever in this Mortgage the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person(s) entitled to receive such notice.

SECTION 3.03. All of the grants, covenants, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the successors and permitted assigns of Mortgagor and the successors and assigns of Mortgagee. If there is more than one mortgagor, the covenants and warranties hereof shall be joint and several. As used herein, the singular shall include the plural as the context requires.

SECTION 3.04. No provision in this Mortgage or in the Note shall require the payment, or permit the collection of, interest in excess of the maximum amount permitted by law. Mortgagor shall not be obligated to pay any interest in excess of such maximum amount. Any interest paid by Mortgagor in excess of the maximum legal rate of interest shall be retained by Mortgagee as additional cash collateral for repayment of the Debt.

SECTION 3.05. This Mortgage may be executed in any number of counterparts and each of such counterparts shall for all purposes deemed to be an original; and all such counterparts shall together constitute but one and the same mortgage.

SECTION 3.06. The covenants and conditions contained herein shall be construed as affording to Mortgagee rights additional to, and not exclusive of, the rights conferred under the provisions of Section 254 of the Real Property Law of the State of New York.

SECTION 3.07. Mortgagee may sell and transfer interests in the Loan to one or more participants and that all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Mortgagor, may be exhibited to, and retained by, any such participant or prospective participant.

SECTION 3.08. This Mortgage may not be changed, waived, discharged or terminated, except by an instrument in writing signed by Mortgagee.

SECTION 3.09. This Mortgage shall be deemed to be a security agreement pursuant to the Uniform Commercial Code of the State of New York.

SECTION 3.10. All time periods provided herein shall be deemed to be of the essence.

SECTION 3.11. At the sole election of Mortgagee, this Mortgage and the Note may be split or divided into two or more notes and mortgages constituting liens on the Mortgaged Property or portions thereof in such principal amounts as Mortgagee shall designate but in no event to exceed the aggregate principal amount evidenced by the Note and secured, or which may under any contingency be secured, by this Mortgage. Mortgagor, upon the request of Mortgagee, shall execute, acknowledge and deliver to Mortgagee and/or its designee or designees such documents as may be necessary to effectuate the foregoing, including, without limitation, such supplemental or substitute mortgages, assignments of rents and leases, security agreements, supplemental or replacement notes and other documents as Mortgagee may require. Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor's attorney-in-fact, coupled with an interest, to execute any documents and take any other steps, in Mortgagor's name or otherwise, and at Mortgagor's expense in order to effectuate any or all of the foregoing.

SECTION 3.12. This Mortgage covers property improved by one or more structures containing in the aggregate not more than six (6) residential dwelling units, each having their own separate cooking facilities.

SECTION 3.13. Mortgagor waives all rights to trial by jury in any action, proceeding, claim or counterclaim arising out of this Mortgage, the Note or any other document executed and/or delivered in connection herewith.

SECTION 3.14. Nothing contained in this Mortgage or the Note or any

other document executed and/or delivered in connection herewith shall be deemed or construed to create a partnership or joint venture or any other relationship between Mortgagor and Mortgagee other than that of borrower and lender.

SECTION 3.15. Upon payment in full of all sums due under the Note and this Mortgage, at the request of Mortgagor, Mortgagee will assign the Mortgage to a new lender upon payment of a reasonable assignment fee to Mortgagee and upon the payment of Mortgagee's reasonable attorney's fees for the preparation and delivery of the assignment of mortgage. Nothing herein contained shall impose any liability on Mortgagee for the loss of any documents, including but not limited to the Note or the recorded Mortgage.

SECTION 3.16. **A.** The Real Property is improved with a five (5) story condominium building containing sixty five (65) office condominiums and three (3) loading docks, each referred to as a "Unit".

B. Mortgagor shall be entitled at any time or times to have released from the lien of this Mortgage, upon ten (10) days' notice to Mortgagee, a Unit. Such request shall be upon ten (10) days written notice and shall contain a draft closing statement reflecting the Mortgagor's estimate of the purchase price and closing costs. Upon receipt by the Mortgagee of an amount equal to the greater of: (i) three hundred fifty and no/100 ($350.00) per square foot of the Unit being sold; or (ii) eighty five percent (85%) of the gross sales price for such Unit (the "Release Price") plus a fee equal to one quarter of one percent (1/4%) of the Release Price (the "Exit Fee") the Mortgagee shall execute and deliver a Partial Release. The Partial Release shall be drawn by the attorney for the Mortgagee at a cost to Mortgagor, not to exceed the sum of Three Hundred and no/100 ($300.00) Dollars for each such release drawn. Such releases shall be prepared and executed in form proper for recording in the Office of the Kings County Clerk.

B. Simultaneously with the delivery of any release, the Mortgagor shall pay to the Mortgagee by unendorsed certified check, or by cashier's check, the Release Payment, together with all accrued interest on the amount of such release consideration.

C. Mortgagor shall not be entitled to obtain any Release at any time Mortgagor is in breach or default under or with respect to this Mortgage or the Note.

IN WITNESS WHEREOF, this Mortgage has been duly executed by the Mortgagor this 5th day of September, 2007.

231 NORMAN AVENUE PROPERTY DEVELOPMENT, LLC

By: ______________________
Amir Yerushalmi, Manager

NORTH FORK BANK,
a Division of Capital One, N.A.

By: ______________________
John Zieran, Vice President

1923460-1

STATE OF NEW YORK)
: ss.:
COUNTY OF SUFFOLK)

On the 5th day of September, in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Amir Yerushalmi, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed this instrument.

Notary Public

CHAIM S. MENDLOWITZ
Notary Public, State of New York
No. 01ME6006583
Qualified in Kings County
Commission Expires 5/4/2010

STATE OF NEW YORK)
: ss.:
COUNTY OF SUFFOLK)

On the 5th day of September, in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared John Zieran, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed this instrument.

Notary Public

CHAIM S. MENDLOWITZ
Notary Public, State of New York
No. 01ME6006583
Qualified in Kings County
Commission Expires 5/4/2010

1923460-1

Schedule A Description

Title Number **AL2547K**

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Brooklyn, County of Kings, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the Northerly side of Norman Avenue and the Easterly side of Russell Street;

THENCE Easterly along the Northerly side of Norman Avenue 126 feet, 3 inches;

THENCE Northerly parallel with Russell Street 120 feet;

THENCE Westerly parallel with Norman Avenue 126 feet, 3 inches to the Easterly side of Russell Street;

THENCE Southerly along the Easterly side of Russell Street 120 feet to the corner, the point or place of BEGINNING.